Exhibit 99.1
News Release
	Contacts:	Carl A. Luna, SVP and CFO Copano Energy, L.L.C. 713-621-9547 Jack Lascar / jlascar@drg-l.com Anne Pearson/ apearson@drg-l.com DRG&L/ 713-529-6600

FOR IMMEDIATE RELEASE

COPANO ENERGY MAINTAINS QUARTERLY CASH DISTRIBUTION

HOUSTON, Texas, October 10, 2012 – Copano Energy, L.L.C. (NASDAQ: CPNO) announced today a cash distribution for the third quarter of 2012 of $0.575 per unit, or $2.30 per unit on an annualized basis, for all of its outstanding common units. This distribution will be payable on November 8, 2012, to holders of record of common units at the close of business on October 31, 2012.

“Copano will maintain its $0.575 quarterly distribution to unitholders,” said R. Bruce Northcutt, President and Chief Executive Officer of Copano.   “We expect that our third quarter distribution coverage will be in excess of 100%, including a gain from the sale during the quarter of our non-core Lake Charles processing plant.  Excluding the gain from the sale of the plant, we expect our third quarter coverage to be in-line with second quarter coverage.  Work on our many Eagle Ford shale projects continues at a solid pace and on track, and we continue to see a strong demand for additional midstream services in the Eagle Ford and other plays,” Northcutt added.

This release serves as qualified notice to nominees under Treasury Regulation Sections 1.1446-4(b)(4) and (d).  Please note that 100% of Copano’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of Copano’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable.  Nominees, and not Copano, are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

About Copano Energy, L.L.C.
Copano Energy, L.L.C. (NASDAQ: CPNO) is a midstream natural gas company with operations in Texas, Oklahoma and Wyoming. For more information, please visit www.copano.com.

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This press release includes “forward-looking statements,” as defined by the Securities and Exchange Commission.  Statements that address activities or events that Copano believes will or may occur in the future are forward-looking statements.  These statements include, but are not limited to, statements about future producer activity and Copano’s total distributable cash flow and distribution coverage.  These statements are based on management’s experience and perception of historical trends, current conditions, expected future developments and other factors management believes are reasonable.  Important factors that could cause actual results to differ materially from those in forward-looking statements include the following risks and uncertainties, many of which are beyond Copano’s control: the volatility of prices and market demand for natural gas and natural gas liquids; Copano’s ability to continue to obtain new sources of natural gas supply and retain its key customers; the impact on volumes and resulting cash flow of technological, economic and other uncertainties inherent in estimating future production; producers’ ability to drill and successfully complete and attach new natural gas supplies; the NGL content of new gas supplies; Copano’s ability to access or construct new processing, fractionation and transportation capacity; the availability of downstream transportation and other facilities for natural gas and NGLs; mechanical failures and other operational risks affecting the performance of Copano’s processing plants and other facilities, higher construction costs or project delays due to inflation, limited availability of required resources, or the effects of environmental, legal or other uncertainties; general economic conditions; the effects of government regulations and policies; and other financial, operational and legal risks and uncertainties detailed from time to time in Copano’s quarterly and annual reports filed with the Securities and Exchange Commission.